Pricing Supplement dated April 20, 1997                           Rule 424(b)(3)
(To Prospectus dated October 23, 1995)                         File No. 33-62601

                         $190,587,000 Principal Amount

                                 Advanta Corp.

                                  91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes



                                                               Annual                                             Annual
                                              Interest       Percentage                         Interest        Percentage
                                                Rate            Yield                             Rate            Yield
                     Maturity                 Per Annum        (APY)*        Maturity           Per Annum         (APY)*
                     --------                 ---------        -----         --------           ---------         -----
                     91 Days                    5.59%           5.75%        One Year             6.39%            6.60%
                     Six Months                 5.92%           6.10%        Two Years            6.63%            6.85%
                     Eighteen Months            6.49%           6.70%        Four Years           6.86%            7.10%
                     Thirty Months              6.77%           7.00%        Five Years           7.00%            7.25%






----------------------

* Effective annual yield assumes interest reinvested at the current daily rate. Substantial penalty for early withdrawal.